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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549







                              -------------------

                                   FORM 8-K


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                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT: October 15, 1996







                                                               I.R.S. Employer
Commission                                     State of        Identification
File Number   Registrant                       Incorporation   Number
------------- -------------------------------- --------------- ----------------

001-11227     Washington Energy Company        Washington      91-1005304
001-11271     Washington Natural Gas Company   Washington      91-1005303



                 815 Mercer Street, Seattle, Washington 98109
            (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code: (206) 622-6767




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ITEM 5.  OTHER EVENTS

a) On September 26, 1996, Washington Energy Company, parent company of Washington Natural Gas Company, issued the following press release:

COMPANIES RESPOND TO UTILITIES COMMISSION STAFF'S MERGER COMMENTS
      Puget Sound Power & Light Company and Washington Energy Company view as "a substantial step forward" a recent state regulatory staff conclusion that a merger of the two companies would be in the public interest and produce real benefits for customers. However, they find the proposed conditions attached by staff to be unacceptable.
      The reaction, issued by Puget Power President and CEO Richard R. Sonstelie and Washington Energy chairman, CEO and President William P. Vititoe, was a response to a filing submitted Monday, Sept. 23, by the staff of the Washington Utilities and Transportation Commission.
      As one step in the regulatory review process, the staff filing is a recommendation only. The Utilities and Transportation Commissioners may accept, modify, or entirely reject it.
      The companies detailed their differences with the staff's position and responded to the filings of other intervenors in a rebuttal submitted on Oct. 11, 1996. Final briefs from all parties are due by December 6, 1996. No specific date has been set for the Commission to render its decision, but it could be issued by the end of December 1996.



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SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASHINGTON ENERGY COMPANY

                              By /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer

                              WASHINGTON NATURAL GAS COMPANY

                              by /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer





October 15, 1996